EXHIBIT 24

POWER OF ATTORNEY

I, the undersigned Director and/or Officer of Mindspeed Technologies, Inc., a Delaware corporation (the “Company”), hereby constitute RAOUF Y. HALIM, STEPHEN N. ANANIAS and BRANDI R. STEEGE, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011, and any amendments thereto.

Signature	Title	Date

/s/ RAOUF Y. HALIM Raouf Y. Halim	Director and Chief Executive Officer (Principal Executive Officer)	November 9, 2011

/s/ DWIGHT W. DECKER Dwight W. Decker	Chairman of the Board of Directors	November 9, 2011

/s/ ROBERT J. CONRAD Robert J. Conrad	Director	November 9, 2011

/s/ MICHAEL T. HAYASHI Michael T. Hayashi	Director	November 9, 2011

/s/ MING LOUIE Ming Louie	Director	November 9, 2011

/s/ THOMAS A. MADDEN Thomas A. Madden	Director	November 9, 2011

/s/ JERRE L. STEAD Jerre L. Stead	Director	November 9, 2011

/s/ STEPHEN N. ANANIAS Stephen N. Ananias	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 9, 2011